EXHIBIT 21.1

Subsidiaries of the Company

At December 31, 2012

State or Jurisdiction of Organization	Subsidiaries	Ownership %

Delaware	COG Operating LLC .....................................................................................................................................................................................................	100%
Delaware	Concho Oil & Gas LLC.................................................................................................................................................................................................	100%
Texas	Quail Ranch LLC...	100%
Texas	COG Realty LLC...	100%
Texas	COG Holdings LLC.......................................................................................................................................................................................................	100%
Texas	Delaware River SWD LLC...........................................................................................................................................................................................	100%
Texas	COG Production LLC....................................................................................................................................................................................................	100%
Texas	COG Acreage LP...	100%